UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2006
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On January 31, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Steiner Leisure Limited (the "Company") granted options to purchase the Company's common shares and restricted common shares (the "Restricted Shares") pursuant to the Company's 2004 Equity Incentive Plan to, among others, executive officers who were named in the Summary Compensation Table of the Company's proxy statement for its 2005 annual meeting of shareholders (they are also expected to be named in the Summary Compensation Table of the Company's proxy statement for its 2006 annual meeting of shareholders). That grant and other compensation-related matters were reported in a Form 8-K dated February 3, 2006.

     This Form 8-K/A is filed to correctly reflect the number of restricted shares granted to Sean Harrington, Managing Director of the Company's Elemis Limited subsidiary. The correct number of restricted shares granted to Mr. Harrington was 11,030.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STEINER LEISURE LIMITED

Date: April 11, 2006	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer